Exhibit 10.1
THIRTEENTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This THIRTEENTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 1, 2022, is entered into by and among the following parties:
(i)DXC RECEIVABLES LLC (F/K/A CSC RECEIVABLES LLC), a Delaware limited liability company, as Seller (the “Seller”);
(ii)DXC TECHNOLOGY COMPANY, a Nevada corporation, as Servicer (the “Servicer”);
(iii)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as Group Agent for its Purchaser Group and as Administrative Agent (in such capacity, the “Administrative Agent”);
(iv)WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a Committed Purchaser and as Group Agent for its Purchaser Group;
(v)MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as a Committed Purchaser and as Group Agent for its Purchaser Group;
(vi)GOTHAM FUNDING CORPORATION (“Gotham”), as a Conduit Purchaser in the MUFG’s Purchaser Group;
(vii)THE BANK OF NOVA SCOTIA (“BNS”), as a Committed Purchaser and as Group Agent for its Purchaser Group;
(viii)MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser and as Group Agent for its Purchaser Group; and
(ix)THE TORONTO DOMINION BANK (“TD Bank”), as a Committed Purchaser and as Group Agent for its Purchaser Group.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto have entered into a Receivables Purchase Agreement, dated as of December 21, 2016 (such date, the “Original Closing Date”) (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
B.    In connection with this Amendment, Gotham desires to join the Receivables Purchase Agreement in the capacity of a Conduit Purchaser, and MUFG desires to assign all of its Capital (but not its Commitments) to Gotham on a one-time basis.
The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Joinder and Assignment of Capital.
(a)Joinder. Effective as of the date hereof, (i) Gotham hereby becomes a party to the Receivables Purchase Agreement as a Conduit Purchaser thereunder with all the rights, interests, duties and obligations of a Conduit Purchaser thereunder and (ii) MUFG, as a Committed Purchaser and Gotham as a related Conduit Purchaser, shall constitute the members of a new Purchaser Group, and both MUFG and Gotham hereby appoint MUFG as the Purchaser Agent for such Purchaser Group.
(b)Assignment of Capital. On the date hereof, MUFG will assign all of its outstanding Capital (but not its Commitments) to Gotham, and Gotham hereby assumes and accepts such assignment of Capital on the date hereof.
(c)Consents. The parties hereto hereby consent to the joinder of Gotham as a Conduit Purchaser party to the Receivables Purchase Agreement on the terms set forth in clause (a) above and to the assignment by MUFG of all of its outstanding Capital (but not its Commitments) to Gotham on terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.
(d)Credit Decision. Gotham (i) confirms to the Administrative Agent that it has received a copy of the Receivables Purchase Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrative Agent (in any capacity) or any of its Affiliates, based on such documents and information as Gotham shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and any other Transaction Document. The Administrative Agent makes no representation or warranty and assumes no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Purchase Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any of the Seller, the Servicer, the parties to the Performance Guaranty or the Originators or the performance or observance by any of the Seller, the Servicer, the parties to the Performance Guaranty or the Originators of any of their respective obligations under the Receivables Purchase Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.
SECTION 2.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 3.Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrative Agent, each Purchaser and each Group Agent, as follows:
(a)Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate

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solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination, Non-Reinvestment Event, Unmatured Event of Termination or Unmatured Non-Reinvestment Event.
SECTION 4.Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrative Agent’s receipt of counterparts to this Amendment duly executed by each of the parties hereto.
SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
SECTION 8.Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 9.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
DXC RECEIVABLES LLC,
as Seller

By: /s/ Ceyhun Cetin
Name: Ceyhun Cetin
Title: President, Treasurer and Secretary

DXC TECHNOLOGY COMPANY,
as Servicer

By: /s/ Ceyhun Cetin
Name: Ceyhun Cetin
Title: Vice President and Treasurer

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Group Agent for its Purchaser Group By: /s/ Christopher Blaney Name: Christopher Blaney Title: Senior Vice President

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

WELLS FARGO, NATIONAL ASSOCIATION, as a Committed Purchaser By: /s/ Ryan C. Tozier Name: Ryan C. Tozier Title: Vice President

WELLS FARGO, NATIONAL ASSOCIATION, as Group Agent for its Purchaser Group By: /s/ Ryan C. Tozier Name: Ryan C. Tozier Title: Vice President

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

MUFG BANK, LTD., as a Committed Purchaser By: /s/ Eric Williams Name: Eric Williams Title: Managing Director
GOTHAM FUNDING CORPORATION, as a Conduit Purchaser By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President
MUFG BANK, LTD., as Group Agent for its Purchaser Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

THE BANK OF NOVA SCOTIA, as a Committed Purchaser By: /s/ Brad Shields Name: Brad Shields Title: Director

THE BANK OF NOVA SCOTIA, as Group Agent for its Purchaser Group By: /s/ Brad Shields Name: Brad Shields Title: Director

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

MIZUHO BANK, LTD., as a Committed Purchaser By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

MIZUHO BANK, LTD., as Group Agent for its Purchaser Group By: /s/ Richard A. Burke Name: Richard A. Burke Title: Managing Director

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

THE TORONTO DOMINION BANK, as a Committed Purchaser By: /s/ Brad Purkis Name: Brad Purkis Title: Managing Director

THE TORONTO DOMINION BANK, as Group Agent for its Purchaser Group By: /s/ Brad Purkis Name: Brad Purkis Title: Managing Director

Thirteenth Amendment to the
Receivables Purchase Agreement
(DXC Receivables LLC)

Exhibit A

Amendments to the Receivables Purchase Agreement

[Attached]

Exhibit A

EXECUTION VERSION

EXHIBIT A to Thirteenth Amendment, dated as of September 1, 2022 ~~EXHIBIT A to~~Conformed through Twelfth Amendment, dated as of July 29, 2022 Conformed through Eleventh Amendment, dated as of July 30, 2021
Conformed through Tenth Amendment, dated as of August 6, 2020 Conformed through Ninth Amendment, dated as of May 29, 2020 Conformed through Eighth Amendment, dated as of February 18, 2020 Conformed through Seventh Amendment, dated as of November 22, 2019 Conformed through Sixth Amendment, dated as of August 21, 2019 Conformed through the Fifth Amendment, dated as of June 25, 2019 Conformed through the Fourth Amendment, dated as of September 24, 2018 Conformed through the Third Amendment, dated as of August 22, 2018 Conformed through Second Amendment, dated as of September 15, 2017 Conformed through First Amendment, dated as of January 24, 2017

RECEIVABLES PURCHASE AGREEMENT

Dated as of December 21, 2016 by and among
DXC RECEIVABLES LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers and as Group Agents, PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, DXC TECHNOLOGY COMPANY,
as Servicer, and
PNC CAPITAL MARKETS LLC,

as Structuring Agent

Administrative Agent, in consultation with the Seller, decides may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily 1M SOFR the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings (including an agreement evidenced by a purchase order or similar document) pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Group Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Yield for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity).

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“CP Rate Capital” means, at any time, any Capital (or portion thereof) of any CP Rate Purchaser, which Capital (or portion thereof) is then being funded by such CP Rate Purchaser through the issuance of Notes. For the avoidance of doubt, to the extent any CP Rate Purchaser funds any Capital through its Liquidity Agreement or any other Program Support Agreement, rather than through the issuance of Notes, such Capital shall not constitute CP Rate Capital.

“CP Rate Purchaser” means any Conduit Purchaser that is a member of MUFG Bank, Ltd.’s Purchaser Group.

“Credit Agreement” means that certain Revolving Credit Agreement, dated as of November 1, 2021, by and among DXC Technology Company, as borrower, the financial institutions listed therein as lenders and Citibank, N.A., as administrative agent for the lenders thereunder (as amended, restated, supplemented or otherwise modified from time to time).

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit E, as modified in compliance with this Agreement.

“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 404-410 of the EU Capital Requirements Regulation (including Article 122a of the Banking Consolidation Directive), in each case, together with the rules and regulations thereunder.

“Daily 1M SOFR” means, for any day, the rate per annum determined by the applicable Group Agent equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Seller.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the applicable Group Agent equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily

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(including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.

“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof)~~, the~~: (a) if such Capital (or Portion of Capital) is CP Rate Capital, the CP Rate or
(b) if such Capital (or Portion of Capital) is not CP Rate Capital, either the sum of (ix) Term SOFR Rate plus the SOFR Adjustment or (~~ii~~y) Daily 1M SOFR plus the SOFR Adjustment, as determined pursuant to Section 2.05; provided, however, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination, Non-Reinvestment Event, Unmatured Event of Termination or Unmatured Non-Reinvestment Event has occurred and is continuing shall be an interest rate per annum equal the sum of 2.00% per annum plus the greater of (i) the rate per annum determined for such Capital (or such portion thereof) and such day and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; and provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve Percentage” means at any time of determination:

1.50 x DSO x (BR + SFR)

360
where:
BR	=	the Base Rate;
DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and
SFR	=	the Servicing Fee Rate;

Section 1.02 Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document);
(c)references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as
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during each Yield Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

Section 2.04 Records of Investments and Capital. Each Group Agent shall record in its records, the date and amount of each Investment made by the Purchasers in its Group hereunder, the Yield Rate with respect to the related Capital (and each portion thereof), the Yield accrued on such Purchasers’ Capital and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Transaction Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.

Section 2.05 Selection of Yield Rates. As of the Closing Date, each Purchaser has designated the type of Yield Rate for all Investments (other than CP Rate Capital) made by such Purchaser as one of (i) the Term SOFR Rate or (ii) Daily 1M SOFR (each, a “Purchaser Designated Reference Rate”). Each Purchaser may from time to time after the Closing Date, elect to change or continue the Purchaser Designated Reference Rate borne by each Investment made by such Purchaser by notice to the Seller not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the beginning of any Yield Period. As of July 29, 2022: (a) Daily 1M SOFR is the Purchaser Designated Reference Rate for each Purchaser in the Group for which PNC Bank, National Association is the Group Agent, for each Purchaser in the Group for which The Bank of Nova Scotia is the Group Agent and for each Purchaser in the Group for which The Toronto Dominion Bank is the Group Agent and (b) Term SOFR Rate is the Purchaser Designated Reference Rate for each Purchaser in the Group for which Wells Fargo Bank, National Association is the Group Agent, for each Purchaser in the Group for which Mizuho Bank, Ltd. is the Group Agent and for each Purchaser in the Group for which MUFG Bank, Ltd. is the Group Agent.

Section 2.06 Defaulting Purchasers and Exiting Purchasers. Notwithstanding any provision of this Agreement to the contrary, if any Purchaser becomes a Defaulting Purchaser or an Exiting Purchaser, then the following provisions shall apply for so long as such Purchaser is a Defaulting Purchaser or an Exiting Purchaser; provided, however, that only clause (d) below shall apply to an Exiting Purchaser that is not also a Defaulting Purchaser:

(a)Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Purchaser.

(b)The Commitment and Capital of such Defaulting Purchaser shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Purchaser in the case of an amendment, waiver or other modification requiring the consent of such Purchaser or each Purchaser directly affected thereby (if such Purchaser is directly affected thereby).

(c)In the event that the Administrative Agent, the Seller and the Servicer each agrees in writing that a Defaulting Purchaser has adequately remedied all matters that
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